UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 12, 2009

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13737 Noel Road

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As more fully described in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2009, Tenet Healthcare Corporation (the “Registrant”) recently exchanged $914,834,000 aggregate principal amount of its outstanding 6.375% Senior Notes due 2011 and $484,453,000 aggregate principal amount of its outstanding 6.50% Senior Notes due 2012 for $699,543,000 aggregate principal amount of new 9.0% Senior Secured Notes due 2015 (the “6-Year Notes”) and $699,543,000 aggregate principal amount of new 10.0% Senior Secured Notes due 2018 (the “9-Year Notes” and, together with the 6-Year Notes, the “New Notes”). The New Notes were offered for exchange only to eligible holders through a private placement and have not been registered under the Securities Act of 1933, as amended, or any state securities laws.

The Registrant is filing this report to provide investors with the following information regarding the accounting treatment of the New Notes:

•

The Registrant will make the following estimated balance sheet entries, which will be presented on the Registrant’s March 31, 2009 balance sheet as filed in its Quarterly Report on Form 10-Q for that period, to reflect the recent note exchange:

–	$4.778 billion of existing notes will be reduced to $3.386 billion, a reduction of $1.392 billion, reflecting the $1.399 billion of notes tendered, less $7 million in related unamortized discounts;

–	accumulated other comprehensive loss will be reduced by $6 million related to unrecognized interest rate hedge settlement losses associated with the notes tendered;

–	the New Notes of $1.252 billion, net of $147 million in discounts, will be added;

–	net gain on the exchange of approximately $134 million (pre-tax and after-tax) will be recorded; and

–	cash disbursements of approximately $24 million for issuance costs will be recorded as “other intangible assets.”

•	The earnings and cash flow impact related to interest of the note exchange for the years ending December 31, 2009 and 2010 include:

–

incremental cash interest payments in 2009 of $21 million, incremental cash interest expense in 2009 of $35 million (excludes discount and issue cost amortization), and incremental reported interest expense in 2009 of $44 million; and

–

incremental cash interest payments in 2010 of $43 million, incremental cash interest expense in 2010 of $43 million (excludes discount and issue cost amortization), and incremental reported interest expense in 2010 of $56 million.

Some of the statements in this report may constitute forward-looking statements. Such statements are based on the Registrant’s current expectations and could be affected by numerous factors and are subject to various risks and uncertainties discussed in the Registrant’s other filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Do not rely on any forward-looking statement, as the Registrant cannot predict or control many of the factors that ultimately may affect the Registrant’s ability to achieve the results estimated. The Registrant makes no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Biggs C. Porter
Biggs C. Porter
Chief Financial Officer

Date: March 13, 2009

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